AMENDED AND RESTATED BY-LAWS

OF

MICRO-METRICS, INC.

TABLE OF CONTENTS

ARTICLE I.

OFFICES		1

Section 1.	Principal Office	1

Section 2.	Registered Office	1

ARTICLE IV.

COMMITTEES		9

Section 1.	Creation of Committees	9

Section 2.	Selection of Members	9

Section 3.	Required Proceedures	9

Section 4.	Authority	9

Section 5.	Compensation	10

Section 6.	Standard of Conduct	10

ARTICLE VI.

CONTRACTS, CHECKS, NOTES, ETC		12

Section 1.	Execution of Contracts	12

Section 2.	Loans	12

ARTICLE VII.

STOCK AND DISTRIBUTIONS		13

Section 1.	Certificates of Stock	13

Section 2.	Lost, Destroyed or Mutilated Certificates	13

Section 3.	Distributions	13

ARTICLE VIII.

SEAL	13

ARTICLE IX.

FISCAL YEAR	14

ARTICLE X.

WAIVER OF NOTICE	14

ARTICLE XI.

INDEMNIFICATION	14

ARTICLE XII.

PERSONAL LIABILITY OF OFFICERS AND DIRECTORS	14

ARTICLE XIII.

AMENTMENTS	14

ARTICLE IX.

MISCELLANEOUS	14

ARTICLE XV.

EFFECT OF THE ARTICLES OF INCORPORATION AND THE NEW
HAMPSHIRE BUSINESS CORPORATION ACT	15

BY-LAWS

OF

MICRO-METRICS, INC.

ARTICLE 1.

OFFICES

Section 1. Principal Office. The principal office of the Corporation shall be located at any place either within or outside the State of New Hampshire. The Corporation may have such other offices, either within or outside the State of New Hampshire as the Board of Directors may designate or as the business of the Corporation may require from time to time.

Section 2. Registered Office. The registered office of the Corporation shall be located within the State of New Hampshire and may be, but need not be, identical with the principal office of the Corporation. The address of the registered office may be changed from time to time in accordance with the relevant provisions of the New Hampshire Business Corporation Act, NHRSA 293-A (sometimes referred to as the “New Hampshire Business Corporation Act”). The Board of Directors may designate a registered office and agent of the Corporation in any foreign jurisdiction in which the Corporation is qualified to transact business.

ARTICLE II.

SHAREHOLDERS

Section 1. Place of Shareholder Meetings. All meetings of the shareholders of the Corporation shall be held at such place, either within or outside of the State of New Hampshire, as may from time to time be designated by the Board of Directors or shall be designated in the respective notices or waivers of notice of such meeting. If no designation is made, then the place of meeting shall be the principal office of the Corporation.

Section 2. Annual Shareholder Meetings. The annual meeting of the shareholders shall be held not more than one hundred eighty (180) days after the close of the fiscal year of the Corporation, on such date and at such hour as may be fixed by the Board of Directors and stated in the notice of such meeting. If the election of Directors shall not be held on the day so designated for any annual meeting of the shareholders, or at any subsequent continuation after adjournment thereof, then the Board of Directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as convenient.

Section 3. Special Shareholder Meetings. A special meeting of the shareholders for any purpose or purposes, unless otherwise prescribed by statute, may be called at any time by the Chairman of the Board, if any, the President, or a Vice President, or by a majority of the Board of Directors, and shall be called by the Secretary upon written demand therefor to the Secretary by the holders of not less than ten percent (10%) of the shares entitled to vote at the meeting.

Section 4. Notice of Shareholder Meetings.

(a) Required Notice. Written notice stating the date, place and time of any annual or special shareholder meeting shall be delivered not less than 10 nor more than 60 days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Board of Directors, or other persons calling the meeting, to each shareholder of record entitled to vote at such meeting, and to any other shareholder entitled by law or the articles of incorporation to receive notice of the meeting. Notice shall be deemed to be effective at the earlier of: (1) on the date shown on the return receipt if sent by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the addressee; (2) when received; or (3) 5 days after deposit in the United States mail, if mailed postpaid and correctly addressed to the shareholder’s address as shown in the Corporation’s current record of shareholders.

(b) Adjourned Meeting. If any shareholder meeting is adjourned to a different date, time or place, then notice need not be given of the new date, time and place, if the new date, time and place is announced at the meeting before adjournment. If a new record date for the adjourned meeting is, or must be fixed, which the Board of Directors shall do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting, then notice must be given pursuant to the requirements of Section 4(a) hereof, to those persons who are shareholders as of the new record date.

(c) Waiver of Notice. A shareholder may waive notice of a meeting (or any notice required by the New Hampshire Business Corporation Act, the Corporation’s articles of incorporation, or these By-laws), by a writing signed by the shareholder entitled to the notice, which waiver is delivered to the Corporation (either before or after the date and time stated in the notice) for inclusion in the minutes or filing with the corporate records.

A shareholder’s attendance at a meeting: (i) waives objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting; and (ii) waives objection to consideration of a particular matter that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

Section 5. Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders, or shareholders entitled to receive payment of any distribution or dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may fix in advance a date as the record date. Such record date shall not be more than 70 days prior to the date on which the particular meeting or action, requiring such determination of shareholders, is to be taken. If no record date is so fixed by the Board for the determination of shareholders entitled to notice of, or to vote at a meeting of shareholders, or shareholders entitled to receive dividend or distribution, then the record date for determination of such shareholders shall be the date specified by law.

Section 6. Shareholder List. The officer or agent having charge of the stock transfer books for shares of the Corporation shall make a complete record of the shareholders entitled to vote at each meeting of shareholders thereof, arranged in alphabetical order, listing the address and the number of shares held by each. The list shall be arranged by voting group, if such exists, and within each voting group by class or series of shares. The shareholder list shall be available for inspection by any shareholder, beginning two (2) business days after notice of the meeting is given for which the list was prepared and continuing through the meeting. The list shall be available at the Corporation’s principal office or at a place identified in the meeting notice in the city where the meeting is to be held. A shareholder, his agent or attorney is entitled on written demand to inspect and, subject to the requirements of Article II, Section 12 hereof, to copy the list during regular business hours and at his/her expense, during the period it is available for inspection. The Corporation shall maintain the shareholder list in written form or in another form capable of conversion into written form within a reasonable time.

Section 7. Quorum. At each meeting of the shareholders, the presence, in person or by proxy, of the holders of a majority of the issued and outstanding stock of the Corporation entitled to vote at such meeting shall constitute a quorum for the transaction of business, except where otherwise provided by law or by the articles of incorporation of the Corporation or any amendment thereto. Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting. In the absence of a quorum at any meeting or any adjournment thereof, the shareholders of the Corporation present in person or by proxy and entitled to vote shall have the power to adjourn the meeting from time to time, until shareholders holding the requisite amount of stock shall be present or represented. At any such adjourned meeting at which a quorum is present any business may be transacted which might have been transacted at the meeting as originally called.

Section 8. Chairman. The Chairman of the Board, if any, or, in the absence of the Chairman of the Board, the President or a Vice President, or a chairman designated by the Board of Directors or by the shareholders shall preside at every meeting of the shareholders. In the absence of the Secretary, the presiding officer shall appoint a secretary pro tempore.

Section 9. Proxies. At all meetings of shareholders, a shareholder may vote in person, or vote by proxy, which is executed in writing by the shareholder, or which is executed by his duly authorized attorney-in-fact. Such proxy shall be filed with the Secretary of the Corporation or other person authorized to tabulate votes before or at the time of the meeting. No proxy shall be valid after eleven (11) months from the date of its execution unless otherwise provided in the proxy. All proxies are revocable unless they meet specific requirements of irrevocability set forth in New Hampshire RSA 293-A:7.22(d), as may be amended or as set forth in any successor statute. The death or incapacity of the shareholder appointing a proxy does not invalidate the right of the Corporation to accept the proxy unless the Corporation is put on notice before the proxy exercises his/her authority under the appointment. A transferee for value, who receives shares subject to an irrevocable proxy, can remove the proxy, if he had no notice of the proxy, and if such appointment was not conspicuously noted on the share certificate. Proxies transmitted by mailgrams or other telegraphic means or by any other electronic, electrical or telephonic means, which result in or produce a written or printed document or facsimile thereof shall be deemed a valid proxy.

Section 10. Voting of Shares.

(a) Voting Entitlements. Unless otherwise provided in the Articles of Incorporation or by a relevant provision of the New Hampshire Business Corporation Act, each outstanding share entitled to vote shall be entitled to one (1) vote upon each matter submitted to a vote at a meeting of shareholders. Only shares are entitled to vote.

(b) Voting Groups. The shares of the Corporation entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter. Unless the articles of incorporation, a by-law or the New Hampshire Business Corporation Act provide otherwise, a majority of the votes entitled to be cast on the matter by the voting group constitutes a quorum of that voting group for action on that matter.

(c) Approval. If a quorum exists, then action on a matter (other than election of directors) is approved if the votes cast by the shareholders entitled to vote thereon in favor of the action exceed the votes cast by such shareholders in opposition to the action, unless the articles of incorporation, a by-law or the New Hampshire Business Corporation Act require a greater number of affirmative votes.

Section 11. Shareholders’ Action Without Meeting. Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting if one ore more consents in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof and delivered to the Corporation for inclusion in the minute book. If the act to be taken requires that notice be given to non-voting shareholders, then the Corporation shall give the non-voting shareholders written notice of the proposed action at least 10 days before the action is taken, which notice shall contain or be accompanied by the same material that would have been required if a formal meeting had been called to consider the action. Action taken by consent is effective when the last shareholder signs the consent, unless the consent specifies a different effective date. A consent signed under this section has the effect of a meeting vote and may be described as such in any documents.

Section 12. Shareholder’s Rights to Inspect Corporate Records.

(a) Minutes and Account Records. The Corporation shall keep as a permanent records minutes of all meetings of its shareholders and Board of Directors, a record of all actions taken by the shareholders or Board of Directors without a meeting, and a record of all action taken by a committee of the Board of Directors in place of the Board of Directors on behalf of the Corporation. The Corporation shall maintain appropriate accounting records.

(b) Inspection Rights. Subject to compliance with the applicable provisions of the New Hampshire Business Corporation Act, the shareholders of the Corporation have certain inspection rights with respect to certain enumerated corporate records and materials as described in New Hampshire RSA 293-A:16.02, as may be amended or as set forth in any successor statute.

Section 13. Financial Statements Shall be Furnished to the Shareholders.

(a) The Corporation shall furnish its shareholders with annual financial statements, which may be consolidated or combined statements of the Corporation and one (1) or more of its subsidiaries, as appropriate, that include a balance sheet as of the end of the fiscal year, an income statement for that year, and a statement of changes in shareholders’ equity for the year unless that information appears elsewhere in the financial statements. If financial statements are prepared for the Corporation on the basis of generally accepted accounting principles, the annual financial statements for the shareholders also must be prepared on that basis.

(b) If the annual financial statements are reported upon by a public accountant, the report of the public accountant must accompany them. If not, the statements must be accompanies by a statement of the President or the person responsible for the Corporation’s accounting records:

(1) stating that person’s reasonable belief whether the statements were prepared on the basis of generally accepted accounting principles and, if not, describing the basis of preparation; and

(2) describing any respects in which the statements were not prepared on a basis of accounting consistent with the statements prepared for the preceding year.

(c) The Corporation shall mail the annual financial statements to each shareholder within one hundred twenty (120) days after the close of each fiscal year. Thereafter, on written request from a shareholder who was not mailed the statements, the Corporation shall mail such shareholder the latest financial statements.

Section 14. Dissenters’ Rights. Each shareholder shall have the right to dissent from and obtain payment for the Corporation’s shares as issued to such shareholder when so authorized or required by the New Hampshire Business Corporation Act, the Articles of Incorporation, these By-laws, or in a resolution of the Board of Directors.

ARTICLE III.

BOARD OF DIRECTORS

Section 1. General Powers. The property, affairs and business of the Corporation shall be controlled and managed by the Board of Directors. Without limiting the generality of the foregoing, such control shall include the power to: hire employees; enter into employment agreements with employees where deemed advisable; determine levels of employee compensation, including wages, salaries, bonuses and other fringe benefits; terminate the employment of an employee; determine conditions of employment, including hours of work, work responsibility, vacation time, and sick leave; authorize the purchase or rental of property and determine all policies of the Corporation with regard to the conduct of the business of the Corporation. The Board of Directors may from time to time delegate particular responsibilities to specified officers of the Corporation as it shall deem advisable. Such specified officers may adopt such rules and regulations for the conduct of their meetings and the management of the Corporation not inconsistent with these By-Laws, the Corporation’s articles of incorporation, or the laws of the State of New Hampshire as they may deem proper. Notwithstanding the foregoing, the Board of Directors are authorized and empowered to interpret the articles of incorporation and these By-Laws, when necessary or appropriate.

Section 2. Number, Qualifications and Term of Office. The number of Directors of the Corporation shall be not less than one (1), nor more than five (5), all of whom shall be of lawful age. The number of directors may be fixed or changed from time to time, within the range hereinbefore stated, by the shareholders or the Board of Directors; provided, however, that only shareholders may change the range for the size of the Board of Directors or change from a fixed to a variable range size board or vice versa. Each Director shall continue in office until the annual meeting of the shareholders next ensuing and until his successor shall have been elected and shall qualify, or until any of the following, if earlier: (i) his death, (ii) his resignation, (iii) there is a properly effected decrease in the number of Directors, or (iv) such Director shall have been removed in the manner hereinafter provided in Section 12. Directors need not be shareholders of the Corporation or residents of the State of New Hampshire.

Section 3. Manner of Election. The Directors of the corporation shall be elected by a plurality of the votes cast by the shareholders entitled to vote in the election at the annual meeting of shareholders.

Section 4. Place of Meeting, etc. The Board of Directors may hold its meetings and have one or more offices at such places within or without the State of New Hampshire as the Board from time to time may determine or, in the case of meetings, as shall be designated in the respective notices or waivers of notice of such meeting.

Section 5. First Meeting. As soon as practicable after each annual election of Directors, the Board of Directors shall meet for the purpose of organization, the appointment of officers and the transaction of other business. Such meeting shall be held on the same day and at the same place at which the annual meeting of the shareholders is held or at which regular meetings of the Board are held, or as may be otherwise provided by resolution of the Board. Notice of such meeting need not be given. Such meeting may be held at any other time or place which shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors or in a consent and waiver of notice thereof signed by all the Directors and delivered to the Corporation.

Section 6. Regular Meetings. Regular meetings of the Board of Directors shall be held at such places and at such times as the Board shall determine from time to time by resolution. Notice of regular meetings need not be given.

Section  7. Special Meetings. Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board, if any, or by the President, or by the Secretary at the request of any two (2) Directors at the time being in office.

Section 8. Notice of Special Directors’ Meetings. Notice of any special directors’ meeting shall be given to each Director by mail, facsimile, or other express services, at least two (2) days before the day on which the meeting is to be held. Every such notice shall state the time and place of the meeting but need not state the purpose thereof. Oral notice of a special meeting of the Board of Directors may be given to each Director when, in the sole opinion of the President or the Chairman of the Board, immediate action of the Board of Directors is required. Notice of any meeting of the Board need not be given to any Director, however, if waived by him in writing and filed with the minutes or corporate records, whether before or after such meeting be held, or if he shall present at such meeting unless his attendance at the meeting is expressly for the purpose of objecting to the transaction of any business because the meeting is not lawfully convened; and any meeting of the Board shall be a legal meeting without any notice thereof having been given, if all of the Directors shall be present thereat.

Section 9. Quorum and Manner of Acting. A majority of the total number of Directors then holding office shall constitute a quorum for the transaction of business at any meeting except where otherwise provided by statute, the Corporation’s articles of incorporation or these By-Laws; but less than a quorum may adjourn the meeting. At all meetings of the Board of Directors, each Director present is to have one vote. At all meetings of the Board of Directors, all questions, the manner of deciding which are not specifically regulated by statute or the Corporation’s articles of incorporation, shall be determined by a majority of the Directors present at the meeting. A director who is present at a meeting of the Board of Directors (or any committee thereof) and who does not vote in favor of corporate action taken at the meeting shall be presumed to have assented to the action taken unless (a) he objects at the beginning of the meeting, or promptly upon his arrival, to the holding of the meeting or the transaction of business at the meeting, (b) his dissent or abstention from action taken is entered in the minutes of the meeting or (c) he delivers written notice of his dissent or abstention to the presiding officer before adjournment of the meeting or to the Secretary of the Corporation immediately after adjournment of the meeting. Minutes of each meeting of the Board shall be made available to each Director at or before the next succeeding meeting. Each Director shall be presumed to have assented to such minutes unless his objection thereto shall be filed promptly with the Secretary.

Section 10. Directors’ Action Without Meeting. If all the Directors then holding office severally or collectively unanimously consent in writing to any action taken or to be taken by the Corporation, such action shall be valid as though it had been authorized at a meeting of the Board of Directors. The Secretary shall file such consent or consents with the minutes of the meetings of the Board of Directors. Action taken under this section is effective when the last director signs the consent, unless the consent specifies a different effective date.

Section 11. Resignations. Any Director of the Corporation may resign at any time by giving written notice to the Board of Directors, its chairman, or to the Corporation. Such resignation shall take effect at the time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 12. Removal of Directors. The shareholders may remove one or more directors with or without cause unless the articles of incorporation provide that directors may be removed only for cause. If a director is elected by a voting group of shareholders, then only the shareholders of that voting group may participate in the vote to remove him. If cumulative voting is authorized in the articles of incorporation, a director may not be removed if the number of votes sufficient to elect him under cumulative voting is voted against his removal. If cumulative voting is not authorized, a director may be removed only if the number of votes cast to remove him exceeds the number of votes cast not to remove him.

A director may be removed by the shareholders only at a meeting called for the purpose of removing him and the meeting notice must state that the purpose, or one of the purposes, of the meeting is removal of the director.

Section 13. Vacancies. Unless the articles of incorporation provide otherwise, if a vacancy occurs on the Board of Directors, including a vacancy resulting from an increase in the number of directors, the vacancy may be filled in one of the following manners: (1) the shareholders may fill the vacancy, (2) the Board of Directors may fill the vacancy, (a) if the directors remaining in office constitute fewer than a quorum of the Board, they may fill the vacancy by the affirmative vote of a majority of all the directors remaining in office, (b) if the vacant office was held by a director elected by a voting group of shareholders, only the holders of shares of that voting group are entitled to vote to fill the vacancy if it is filled by the shareholders, (c) a vacancy that will occur at a specific later date by reason of a resignation effective at a later date, may be filled before the vacancy occurs, but the new director may not take office until the vacancy occurs.

Section 14. Compensation. Directors shall receive such compensation for attendance at regular or special meetings as the Board of Directors shall determine from time to time.

Section 15. Directors’ Participation in Meeting By Telephone. A Director may participate in a meeting of the Board of Directors by any means of communication by which all Directors participating may simultaneously hear each other during the meeting. Participation in a meeting pursuant to this section shall constitute presence in person at such meeting.

Section 16. Books and Records. The correct and complete books and records of the Corporation shall be maintained at its principal office or at the office of its registered agent, if said office is different from the principal office. Such books and records shall include, but not be limited to, records of all meetings of its shareholders and Board of Directors, a record of all actions taken by the shareholders or Board of Directors, a record of all actions taken by the shareholders or Board of Directors without meeting, a record of all actions taken by a committee of the Board of Directors in place of the Board of Directors, and all of the records required by law.

Section 17. Interested Directors.

(a) No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, firm, association or entity in which one or more of its directors or officers are directors or officers, or in which any such person has a financial interest, shall be void or voidable because of such relationship or interest if (i) the material facts of the transaction and the officer’s or director’s interest were disclosed or known to the Board of Directors or a committee thereof and the Board of Directors or committee authorized, approved or ratified the transaction, or (ii) the material facts of the transaction and the officer’s or director’s interest therein were disclosed or known to the shareholders entitled to vote and they authorized, approved or ratified the transaction, or (iii) the transaction was fair to the Corporation.

(b) For purposes of this section, a transaction contemplated by this section is authorized, ratified or approved by the Board of Directors or a committee thereof when a majority of those Directors then holding office or then being members of the committee who have no direct or indirect interest in the transaction vote in favor thereof (regardless whether the interested officer or director is present at the meeting or votes in favor of the transaction), but no such transaction may be authorized, ratified or approved by a single director. A quorum shall be deemed to have been present at any meeting of the Board of Directors or a committee thereof which authorizes, ratifies or approves a transaction contemplated hereby in the manner prescribed herein.

(c) For purposes of this action, a transaction contemplated by this section is authorized, ratified or approved by the shareholders if it receives the affirmative vote of a majority of the shares entitled to be counted hereunder. Shares held by or under the control of a director or officer having an interest in the transaction and shares held by or under the control of an entity in which the officer or director has a material financial interest or of which he is an officer, director, general partner, managing member or trustee may not be counted in a vote of shareholders taken to authorize, ratify or approve a transaction contemplated hereby. A majority of the shares entitled to be counted for the purposes of this section, whether or not present, shall be deemed to constitute a quorum for the purpose of taking action under this section.

ARTICLE IV.

COMMITTEES

Section 1. Creation of Committees. Unless the articles of incorporation provide otherwise, the Board of Directors may create one or more committees and appoint members of the Board of Directors to serve on them. Each committee must have two or more members, who serve at the pleasure of the Board of Directors.

Section 2. Selection of Members. The creation of a committee and appointment of members to it must be approved by the greater of (1) a majority of all the directors in office when the action is taken, or (2) the number of directors required by the articles of incorporation to take such action.

Section 3. Required Procedures. The provisions of the law, the articles of incorporation and these By-Laws which govern meetings, action without meetings, notice and waiver of notice, quorum and voting requirements of the Board of Directors, apply to committees and their members.

Section 4. Authority. Unless limited by law or the articles of incorporation, each committee may exercise those aspects of the authority of the Board of Directors which the Board of Directors confers upon such committee in the resolution creating the committee. Provided, however, a committee may not:

1.	authorize distributions;
2.	approve or propose to shareholders action which by statute requires the approval by shareholders;
3.	fill vacancies on the Board of Directors or on any of its committees;
4.	amend the articles of incorporation pursuant to the authority of directors;
5.	adopt, amend, or repeal By-Laws;
6.	approve a plan of merger not requiring shareholder approval;
7.	authorize or approve reacquisition of shares, except according to a formula or method prescribed by the Board of Directors; or
8.
authorize or approve the issuance or sale or contract for sale of shares or determine the designation and relative rights, preferences, and limitation of a class or series of shares, except that the Board of Directors may authorize a committee to do so within limits specifically prescribed by the Board of Directors.

Section 5. Compensation. Members of committees of the Board of Directors shall receive such compensation for their services as members of such committees as the Board of Directors shall from time to time determine.

Section 6. Standard of Conduct. Members of committees of the Board of Directors shall adhere to the same standards of conduct required of the Board of Directors by law, the articles of incorporation and these By-Laws.

ARTICLE V.

OFFICERS

Section 1. Number. The officers of the Corporation shall include a President, a Treasurer and a Secretary, and may include a Chairman of the Board and one or more Vice Presidents, and such other officers as the Board of Directors may from time to time deem appropriate. One person may hold the offices and perform the duties of more than one of said officers.

Section 2. Appointment and Term of Office. The officers of the Corporation shall be appointed by the Board of Directors for a term as determined by the Board of Directors for a term as determined by the Board of Directors. If no term is specified, then they shall hold office until the first meeting of the directors held after the next annual meeting of shareholders. If the appointment of officers shall not be made at such meeting, then such appointment shall be made as soon thereafter as is convenient. Each officer shall hold office until his successor shall have been duly appointed and shall have qualified, until his death, or until he shall resign or shall have been removed in the manner provided in these By-Laws.

The designation of a specified term does not grant to the officer any contract rights, and the Board of Directors can remove the officer at any time prior to the termination of such term as hereinafter provided.

Section 3. Removal. Any officer may be removed, with or without cause, by the Board of Directors whenever in its judgment the best interests of the Corporation will be served by such action.

Section 4. Resignations. Any officer may resign at any time by giving written notice to the Corporation. Such resignation shall take effect at the time the notice is delivered or at such later date as specified therein. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 5. Vacancies. A vacancy in any office because of death, resignation, removal or any other cause shall be filled for the unexpired portion of the term in the manner prescribed in these By-Laws for appointment to such office.

Section 6. The Chairman of the Board. The Chairman of the Board, if there shall be one, shall be appointed from among the Directors and shall, if present, preside at all meetings of the shareholders and the Board of Directors. Except where by law the signature of the President is required, the Chairman of the Board possess the same power as the President to sign all certificates, contracts and other instruments of the Corporation which may be authorized by the Board of Directors. He shall, in general, perform all duties incident to the office of Chairman of the Board, subject, however, to the direction and control of the Board of Directors, and such other duties as from time to time may be assigned to him by the Board of Directors.

Section 7. The President. The President shall be the chief executive and administrative officer of the Corporation and shall have general and active supervision and direction over the day-to-day business and affairs of the Corporation and over its several officers, subject, however, to the direction and control of the Board of Directors. At the request of the Chairman of the Board, or in case of his absence or inability to act, the President may act in his place. Except as otherwise authorized by the Board of Directors, the President shall sign or countersign all certificates, contracts and other instruments of the Corporation as authorized by the Board of Directors, and shall deliver to the shareholders annual financial statements and such other statements required by law to be delivered to the shareholders and shall perform all such other duties as from time to time may be assigned to him by the Board of Directors.

Section 8. The Vice Presidents. If appointed, each Vice President shall have such powers and perform such duties as the Board of Directors may from time to time prescribe. At the request of the President, or in case of his absence or inability to act, the Vice President (if more than one, then in order of designation, and if no designation, then in order of appointment) may act in his place, and when so acting shall have all the powers and be subject to all the restrictions of the President.

Section  The Secretary. The Secretary shall keep or cause to be kept the minutes of the meetings of the shareholders and of the Board of Directors in books provided for that purpose; shall see that all notices are duly given in accordance with the provisions of these By-Laws and as required by law; shall be the custodian of the records, stock certificate records and of the seal of the corporation and see that the seal is affixed to all documents the execution of which on behalf of the Corporation under its seal is duly authorized in accordance with the provisions of these By-Laws; and in general, shall perform all duties incident to the office of Secretary and such other duties as may, from time to time, be assigned to him by the Board of Directors or by the President, including, but not limited to, authenticating the records of the Corporation when requested or required. In the absence of the Secretary, a secretary pro tempore may be chosen by the directors or shareholders, as appropriate, to perform the duties of the Secretary.

Section 10. Treasurer. The Treasurer shall be the financial officer of the Corporation; shall have charge and custody of, and be responsible for, all funds and securities of the Corporation, and shall deposit all such funds in the name of the Corporation in such banks, trust companies or other depositories as shall be selected by the Board of Directors; shall receive, and give receipts for, moneys due and payable to the Corporation from any source whatsoever; and in general, shall perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Board of Directors or by the President.

Section 11. Assistant Secretaries and Assistant Treasurers. The Assistant Secretaries and the Assistant Treasurers, when authorized by the Board of Directors, may sign with the President or Vice-President certificates for shares of the Corporation the issuance of which shall have been authorized by a resolution of the Board of Directors. In addition, the Assistant Treasurers shall, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine. The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties as shall be assigned to them by the Secretary or the Treasurer, respectively or by the President or the Board of Directors.

Section 12. Salaries. The salaries of the Chairman of the Board, President, Vice President, Treasurer and Secretary and other officers shall be fixed from time to time by the Board of Directors. No officer shall be prevented from receiving such salary by reason of the fact that he is also a Director of the Corporation.

ARTICLE VI.

CONTRACTS, CHECKS, NOTES, ETC.

Section 1. Execution of Contracts. All contracts and agreements authorized by the Board of Directors, and all checks, drafts, notes, bonds, bills of exchange and orders for the payment of money shall, unless otherwise directed by the Board of Directors, or unless otherwise required by law, be signed by any one of the following officers: The Chairman of the Board, President, Vice President, Treasurer or Secretary. The Board of Directors may, however, authorize any two of said officers to sign checks, drafts and orders for the payment of money, and may designate officers and employees of the Corporation other than those named above, or different combinations of such officers and employees, who may, in the name of the Corporation, execute checks, drafts, and orders for the payment of money on its behalf.

Section 2. Loans. No loans shall be contracted on behalf of the Corporation and no negotiable paper shall be signed in its name unless authorized by resolution of the Board of Directors. When authorized by the Board of Directors so to do, any officer or agent of the Corporation thereunto authorized may effect loans and advances at any time for the Corporation from any bank, trust company or other institution, or from any firm, corporation or individual, and for such loans and advances may make, execute and deliver promissory notes, bonds or other certificates or evidences of indebtedness of the Corporation and, when authorized so to do, may pledge, hypothecate or transfer any securities or other property of the Corporation as security for any such loans or advances. Such authority may be general or confined to specific instances.

ARTICLE VII.

STOCK AND DISTRIBUTIONS

Section 1. Certificates of Stock. Every stockholder shall be entitled to have a certificate certifying the number of shares owned by him in the Corporation. The certificates of stock shall be numbered and registered in consecutive order in which they are issued. In the margin thereof shall be entered the name of the person owning the shares therein represented with the number of shares and the date thereof. The certificates shall exhibit the name of the corporation and the state of incorporation, the holder’s name and the number of shares represented thereby. The certificate shall be signed by the President or Treasurer or Vice President and countersigned by the Secretary or Assistant Secretary and may be sealed with the seal of the Corporation or a facsimile thereof. Such certificates shall be transferable on the stock books of the Corporation in person or by attorney, but, except as hereinafter provided in the case of loss, destruction of mutilation of certificates, no transfer of stock shall be entered until the previous certificate, if any, given for the same shall have been surrendered and canceled.

A record of shareholders giving the names and addresses of all shareholders, the number and class of the shares held by each, and the date of issue of each certificate shall be kept at the Corporation’s principal office.

The person in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation.

The Board of Directors may make such rules and regulations as it may deem expedient, not inconsistent with these By-Laws, concerning the issue, transfer and registration of certificates for shares of the capital stock of the Corporation.

Section 2. Lost, Destroyed or Mutilated Certificates. In case of loss, destruction or mutilation of any certificate of stock, another may be issued in its place upon proof of such loss, destruction or mutilation and upon satisfying such other requirements as the Board of Directors shall specify, including such provision for indemnity as may seem advisable to the Board of Directors.

Section 3. Distributions. The Board of Directors may authorize, and the Corporation may make, distributions (including dividends on its outstanding shares) in the manner and upon the terms and conditions provided by law and the Corporation’s articles of incorporation.

ARTICLE VIII.

SEAL

The Board of Directors may provide a corporate seal, which shall be in the form of a circle and shall bear the name of the Corporation and words and figures indicating the year and state in which the Corporation was incorporated.

ARTICLE IX.

FISCAL YEAR

The fiscal year of the Corporation shall be fixed by the Board of Directors.

ARTICLE X.

WAIVER OF NOTICE

Whenever any notice is required to be given to any shareholder or Director by these By-Laws, the articles of incorporation or by law, a waiver of the notice in writing delivered to the Corporation for inclusion in the records of the Corporation, signed by the person or persons entitled to the notice, whether before or after the time state therein, shall be deemed equivalent to giving the notice.

ARTICLE XI.

INDEMNIFICATION

To the fullest extent now or hereafter permitted by law, the Corporation shall indemnify any individual made a party to a proceeding because he is or was a director or officer of the Corporation, against liability incurred in the proceeding.

ARTICLE XII.

PERSONAL LIABILITY OF OFFICERS AND DIRECTORS

To the fullest extent now or hereafter permitted by law, no director or officer of the Corporation shall be personally liable to the Corporation or its shareholders for any action or failure to take any action as a director or officer except for any claims or actions related to acts or omissions concerning professional liability or malpractice. This Article XII shall not eliminate or limit the liability of a director or officer for any act or omission occurring prior to the effective date of its adoption.

ARTICLE XIII.

AMENDMENTS

These By-laws may be amended or new By-laws adopted only by a vote of the stockholders who are the owners of record of eighty percent (80%) or more of the outstanding common stock of the Corporation.

ARTICLE XIV.

MISCELLANEOUS

All pronouns and any variations thereof used herein shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the person or persons may require.

ARTICLE XV.

EFFECT OF THE ARTICLES OF INCORPORATION
AND THE NEW HAMPSHIRE BUSINESS CORPORATION ACT

To the extent not otherwise expressly varied by the terms of the Corporation’s Articles of Incorporation or these By-laws, the provisions of the New Hampshire Business Corporation Act as the same may from time to time be amended, shall govern all matters concerning the power, conduct and regulation of the business and affairs of the Corporation, its officers, directors and shareholders. All of the provisions of the Articles of Incorporation of the Corporation, as from time to time amended, shall be deemed incorporated into these By-laws by reference and in the event of any inconsistency between the provisions of the Corporation’s Articles of Incorporation and these By-laws, the terms of the Articles of Incorporation shall govern and the relevant provisions of these By-laws shall be deemed amended accordingly.

Approved and Adopted on

Secretary